Amendment to Loan Agreement

This Amendment (the “Amendment”), to Loan Agreement, dated March 22, 2022 (the “Agreement”), is executed as of this 6 day of May, 2022 (the “Effective Date”)

by and between

Go Go Buyers, a Nevada corporation, hereinafter referred to as the “Borrower” which expression unless repugnant to the context shall mean and includes its legal representatives, assignee, nominee(s) and administrator;

and

Sna Ny, an individual, hereinafter referred to as the “Lender” which expression unless repugnant to the context shall mean and includes its legal representatives, assignee, nominee(s) and administrator;

WHEREAS the Parties entered into the Agreement whereby the Borrower and the Lender set forth their agreements with respect to certain services to be provided by the Lender to the Borrower; and

WHEREAS, the Parties desire to amend the Agreement to continue some of Lender’s services to the Borrower under certain circumstances and to reflect the terms otherwise specified herein.

The parties agree to amend the period of validity of the Agreement as explained hereunder:

1. Term. The term of this Agreement shall be extended for a period of five years, commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Initial Term”).

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first stated above.

SIGNATURES

________________ Go Go Buyers

Borrower’s Signature Borrower’s Full Name

Sna Ny

__________________________

Lender’s Signature Lender’s Full Name